UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

TRUBRIDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41992	74-3032373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street,

Mobile, Alabama 36602

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (251) 639-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TBRG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2026 (the “Effective Date”), TruBridge, Inc., a Delaware corporation (the “Company”), entered into a cooperation agreement (the “Cooperation Agreement”) with Pinetree Capital Ltd. (“Pinetree Capital”) and L6 Holdings Inc. (collectively with Pinetree Capital and each of their Affiliates (as defined in the Cooperation Agreement), “Pinetree”).

Pursuant to the Cooperation Agreement, the Company has agreed to take all necessary actions to (i) increase the size of the Company’s board of directors (the “Board”) by one seat, (ii) appoint Damien Leonard (the “New Director”) to the Board (subject to completion of customary onboarding procedures for members of the Board as described in the Cooperation Agreement), and (iii) nominate the New Director as a candidate for election to the Board at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). The Company also affirmed that David A. Dye, who previously announced he would serve on the Board until the expiration of his term at the 2026 Annual Meeting, will not be standing for reelection at the 2026 Annual Meeting. Mr. Dye’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Concurrently with the New Director’s appointment to the Board, the Board expects to appoint Mr. Leonard to the Compensation Committee of the Board (the “Compensation Committee”).

Pursuant to the Cooperation Agreement, the Company agreed that in addition to Mr. Dye, two long-serving directors will retire from the Board effective as of the conclusion of the 2026 Annual Meeting (or the Board will not nominate such members for re-election at the 2026 Annual Meeting), and that the Company will nominate and recommend each of Andris Upitis and Jerry Canada for re-election to the Board at the 2026 Annual Meeting, subject to the same obligations applicable to the New Director under the Cooperation Agreement. The Company further agreed that one additional long-serving director will retire from the Board effective as of the conclusion of the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”) (or the Board will not nominate such member for re-election at such meeting), and that, in connection therewith, the Board will give due and serious consideration to appointing or nominating an individual recommended by Pinetree, without any obligation to appoint or nominate such individual.

Additionally, pursuant to the Cooperation Agreement, the Company agreed that, for the period beginning immediately following the 2026 Annual Meeting and ending on the termination date of the Cooperation Agreement, the number of directors on the Board will not exceed seven without the prior written consent of Pinetree.

During the term of the Cooperation Agreement, Pinetree has agreed to vote all shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), beneficially owned by it at all meetings of the Company’s stockholders in accordance with the Board’s recommendations, except that Pinetree (i) may vote in accordance with the recommendation of Institutional Shareholder Services Inc. or Glass, Lewis & Co. LLC if either of them recommends differently from the Board (other than with respect to proposals relating to the election, removal or replacement of directors, not including the New Director, the Company’s “say-on-pay” proposal, the authorization of shares or the issuance of equity in connection with employee compensation) and (ii) may vote in its discretion on Extraordinary Transactions (as defined in the Cooperation Agreement) and the ratification or approval of any stockholder rights plan.

Pinetree has also agreed to certain customary standstill provisions prohibiting it and its Affiliates from, among other things, (i) soliciting proxies, (ii) advising or knowingly encouraging any person with respect to the voting or disposition of any securities of the Company, subject to limited exceptions, (iii) taking actions to change or influence the Board, management or the direction of certain Company matters, and (iv) acquiring, in the aggregate beneficial ownership of more than 20% of the outstanding shares of Common Stock. The Cooperation Agreement also contains certain customary mutual non-disparagement provisions.

The Cooperation Agreement will terminate on the date that is the earlier of (i) 30 days prior to the deadline for the submission of stockholder notice of director nominations for the 2027 Annual Meeting and (ii) January 8, 2027; provided, however, that if the Company informs the New Director that the Company irrevocably intends to nominate him for re-election at the 2027 Annual Meeting, and the New Director accepts such re-nomination, then the Cooperation Agreement will be automatically extended to 30 days prior to the deadline for the submission of stockholder notice of director nominations for the 2028 annual meeting of stockholders.

The foregoing description of the Cooperation Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the Cooperation Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2026, the Board agreed to appoint the New Director as a member of the Board, effective January 12, 2026 (subject to completion of customary onboarding procedures for members of the Board as described in the Cooperation Agreement). Mr. Leonard has provided notice that he intends to waive his director’s fees in connection with his service on the Board; however, he is entitled to receive the same compensation for his service as a director as the compensation received by other non-management directors on the Board, which compensation arrangements are described under the caption “Non-Management Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 26, 2025, as adjusted by the Board from time to time.

Concurrently with the appointment of the New Director to the Board, the Board expects to appoint Mr. Leonard to the Compensation Committee.

There are no family relationships between the New Director and any previous or current officers or directors of the Company, and the New Director has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Except for the Cooperation Agreement described in Item 1.01 above, there is no arrangement or understanding between the New Director and any other persons or entities pursuant to which the New Director was appointed as a director of the Company.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On January 7, 2026, the Company issued a press release announcing the entry into the Cooperation Agreement and the agreement to appoint the New Director to the Board, effective January 12, 2026 (subject to completion of customary onboarding procedures for members of the Board as described in the Cooperation Agreement). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Cooperation Agreement, dated as of January 7, 2026, by and between TruBridge, Inc. and Pinetree Capital Ltd. and L6 Holdings Inc.

99.1	Press Release dated January 7, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2026	TRUBRIDGE, INC.

	By:	/s/ Christopher L. Fowler
	Name:	Christopher L. Fowler
	Title:	President and Chief Executive Officer

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